                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                    Pharmaceutical Product Development, Inc.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
                        3151 SEVENTEENTH STREET EXTENSION
                        WILMINGTON, NORTH CAROLINA 28412
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 13, 1998
--------------------------------------------------------------------------------

TO THE SHAREHOLDERS OF
PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of Pharmaceutical Product Development, Inc., a North Carolina corporation (the "Company"), will be held at the principal executive offices of the Company located at 3151 Seventeenth Street Extension, Wilmington, North Carolina, on Wednesday, May 13, 1998, at 10:00 a.m., for the following purposes:

         1. To elect a board of seven directors to hold office for the ensuing year or until their successors have been duly elected and qualified;

         2. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 30, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. All such shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person, even if such shareholder returned a proxy.

         The Company's Proxy Statement and proxy is submitted herewith along with the Company's Annual Report to Shareholders for the year ended December 31, 1997.

IMPORTANT - YOUR PROXY IS ENCLOSED

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, SHAREHOLDERS ARE URGED TO MARK, EXECUTE, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

Wilmington, North Carolina
Dated:  April 9, 1998

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          /s/  Fred B. Davenport, Jr.

                                          By:  Fred B. Davenport, Jr.
                                               SECRETARY

                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
                        3151 SEVENTEENTH STREET EXTENSION
                        WILMINGTON, NORTH CAROLINA 28412

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 13, 1998



                 INFORMATION CONCERNING SOLICITATION AND VOTING


         The enclosed proxy is solicited by the Board of Directors of Pharmaceutical Product Development, Inc., a North Carolina corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the principal executive offices of the Company, located at 3151 Seventeenth Street Extension, Wilmington, North Carolina, at 10:00 a.m. on Wednesday, May 13, 1998, and any adjournments thereof (the "Meeting"). The cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, employees of the Company, without extra remuneration, may solicit proxies personally or by telephone. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of the principal executive offices of the Company is 3151 Seventeenth Street Extension, Wilmington, North Carolina 28412. Copies of the Proxy Statement and accompanying proxy card were mailed to shareholders on or about April 9, 1998.


REVOCABILITY OF PROXIES

         Any shareholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to the Company (Attention: Fred B. Davenport, Jr., Secretary), or by attending the Meeting and voting in person.


VOTING

         When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted: (a) FOR the election of the nominees for director identified below; and (b) in the discretion of the proxies with respect to any other matters properly brought before the shareholders at the Meeting.


         Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. Abstentions will be counted in tabulations of votes cast on proposals presented at the Meeting, and, consequently, an abstention will have the effect of a vote against the proposal to which it relates. Broker non-votes will not be counted in tabulation of votes cast on proposals presented at the Meeting. While there is no definitive statutory or case law authority in North Carolina with regard to these matters, the Company believes that its intended treatment of abstentions and broker non-votes at the Meeting is appropriate.

RECORD DATE

         Only the holders of record of the Company's Common Stock at the close of business on the record date, March 30, 1998 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, approximately 23,032,254 shares of Common Stock were outstanding. Shareholders will be entitled to one vote at the meeting for each share of the Company's Common Stock held on the Record Date.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS


NOMINEES

         The Company's Bylaws provide that the number of directors constituting the Board of Directors shall be not less than eight (8) nor more than twelve
(12). Although the number of director seats authorized is nine (9), currently there are eight (8) members of the Board of Directors. In September 1996, pursuant to that certain Agreement and Plan of Reorganization dated June 20, 1996 (the "Merger Agreement") between the Company, a wholly owned subsidiary of the Company and Applied Bioscience International Inc. ("APBI"), APBI became a wholly owned subsidiary of the Company. Under the terms of the Merger Agreement, after the merger provided for in the Merger Agreement the Board of Directors would consist of four individuals appointed by the Company (the "Company Representatives"), four individuals appointed by APBI (the "APBI Representatives") and one additional outside director appointed by the new Board of Directors who has significant knowledge and experience regarding the Company's and APBI's then existing and/or prospective businesses. Thomas D'Alonzo was appointed by the Board of Directors in October 1996 to fill the new seat on the Board of Directors created under the terms of the Merger Agreement. Under the terms of the Merger Agreement, the members of the Nominating Committee of the Board of Directors, consisting of the Chief Executive Officer of the Company as Chairman, one Company Representative and one APBI Representative, were required to use their reasonable best efforts consistent with their fiduciary duties to cause the Company Representatives and the APBI Representatives to be nominated for election at the 1997 Annual Meeting of Shareholders. John Bryer, one of the APBI Representatives initially appointed to the Board of Directors by APBI under the terms of the Merger Agreement, did not serve as a director of the Company, and at the 1997 Annual Meeting of Shareholders the current eight (8) members of the Board of Directors were elected to serve until this Annual Meeting. The remaining APBI Representatives still have the option to appoint an additional director and may appoint such director at any time before this Annual Meeting, although it now is not anticipated that the APBI Representatives will exercise this option. However, since the option of the APBI Representatives to appoint an additional director remains available until this Annual Meeting, the Nominating Committee decided not to propose a new director until the option expires.

         In mid-March 1998, Kirby L. Cramer informed the Board of Directors that, because of other pressing business obligations which have recently arisen, he has decided not to stand for reelection to the Board. Since Mr. Cramer's decision not to stand for reelection was unexpected, the Nominating Committee has not considered a possible replacement for him and believes that it will not have adequate time to nominate a replacement for Mr. Cramer at this Annual Meeting.

         Accordingly, the number of directors to be elected at this Annual Meeting is seven (7). The Nominating Committee is actively seeking candidates who are qualified, eligible and willing to serve on the Board of Directors, and it is anticipated that the vacancies existing on the Board of Directors after this Annual Meeting will be filled within a short time after the Annual Meeting.

         The Nominating Committee, currently consisting of Fredric N. Eshelman, Chief Executive Officer of the Company, Ernest Mario, the Chairman of the Board of Directors, and Frederick Frank, have unanimously recommended the nominees listed below, each of whom currently serves as a director of the Company, and each of whom satisfies the criteria for directors to be nominated for election at this Meeting. It is intended that proxies, not limited to the contrary, will be voted FOR all of the nominees named below. If any nominee is unable or declines to serve as a director at the time of the Meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. It is not anticipated that any nominee listed below will be unable or will decline to serve as a director. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.



                                                                      Director
     Name of Nominee                                     Age            Since           Position on Board
     ---------------                                     ---            -----           -----------------
     Ernest Mario, Ph.D.                                 59             1993            Chairman

     Fredric N. Eshelman, Pharm.D.                       49             1990            Vice Chairman

     John A. McNeill, Jr.                                48             1989            Director

     Stuart Bondurant, M.D.                              68             1994            Director

     Frederick Frank                                     65             1996            Director

     Frank E. Loy                                        69             1996            Director

     Thomas D'Alonzo                                     54             1996            Director


     Other Current Director
     ----------------------

     Kirby L. Cramer                                     61             1996            Director


         ERNEST MARIO, PH.D. has served as non-executive Chairman of the Board of Directors of the Company since July 1993. Dr. Mario also serves as Chairman of the Board of Directors and Chief Executive of ALZA Corporation, a pharmaceutical company, a position he has held since August 1993. Prior to joining ALZA Corporation, Dr. Mario served as Chief Executive of Glaxo Holdings plc, a pharmaceutical company, from 1989 to March 1993 and as Deputy Chairman and Chief Executive of Glaxo Holdings plc from January 1992 to March 1993. Dr. Mario is also a director of ATL Ultrasound, Inc., Catalytica, Inc., Catalytica Pharmaceuticals, COR Therapeutics Inc. and ENACT Health Management Systems.


         FREDRIC N. ESHELMAN, PHARM.D. has served as Chief Executive Officer and a director of the Company since July 1990. Dr. Eshelman founded the Company's predecessor and served as its Chief Executive Officer until its sale to the Company in 1989. Prior to rejoining the Company in 1990, Dr. Eshelman served as Senior Vice President, Development and as a director of Glaxo Inc., a subsidiary of Glaxo Holdings plc.


         JOHN A. MCNEILL, JR. has served as a director of the Company since its incorporation in 1989, served as the Company's President until 1990 and as its Chairman of the Board until July 1993. Mr. McNeill currently serves as Chief Executive Officer of Liberty Commons Nursing Home, Inc., a nursing home facility, and of Liberty Medical Specialties, Inc., a supplier of home medical equipment and intravenous services. Mr. McNeill also serves as Chairman of Ballard Speech Language Associates, a speech, occupational and physical therapy company, and as President of J.A. McNeill & Sons Inc., an operator of an assisted living facility.


         STUART BONDURANT, M.D. has served as a director of the Company since October 1994. Dr. Bondurant currently serves as a Professor of the School of Medicine at the University of North Carolina (Chapel Hill). He served as Dean of the School of Medicine at the University of North Carolina (Chapel Hill) from 1979 to 1994 and as Interim Dean from July 1996 until May 1997. Dr. Bondurant served as Director of Epidemiologic Studies at the New York Academy of Medicine from January 1995 until March 1996. Dr. Bondurant has served as President of the American College of Physicians and the Association of American Physicians. He has also served as Vice President of the American Heart Association and the American Society for Clinical Investigation. He served as the Chairman of the Board of Directors of the North Carolina Biotechnology Center from 1988 to 1992.


         FREDERICK FRANK has been an investment banker with Lehman Brothers since 1969, and is currently Vice Chairman of that firm. Previously, Mr. Frank served as a Partner of Lehman Brothers from 1969 to 1972, as Managing Director from 1972 to 1993, and as Senior Managing Director from 1993 to 1995. Mr. Frank also serves on the Boards of Directors of R.P. Scherer Corporation, Diagnostic Products and Physicians' Computer Network Inc. Mr. Frank received his Master of Business Administration from Stanford University in 1958. Mr. Frank served as a director of APBI from 1988 until his appointment to the Board of Directors of the Company in September 1996.

         FRANK E. LOY is currently the Chairman of the Foundation for a Civil Society and Vice Chairman of the Environmental Defense Fund. He also serves as Co-Chair of the Trade and Environment Policy Advisory Committee to the U. S. Trade Representative. Mr. Loy served as President of the German Marshall Fund of the United States from 1981 to 1995. Previously, he served in the United States Department of State as Director of the Bureau of Refugee Programs and as Deputy Assistant Secretary for Economic Affairs; as President and Chief Operating Officer of the Penn Central Corporation and the Pennsylvania Company; and as Senior Vice President of Pan American Airways. Mr. Loy served as a director of APBI from 1991 until his appointment to the Board of Directors of the Company in September 1996.


         KIRBY L. CRAMER is the Chairman Emeritus of Hazleton Laboratories Corporation, a contract biological and chemical research laboratory, which was acquired by Corning Incorporated in 1987. He is Chairman of the Board of Northwestern Trust Company and also President of Keystone Capital Company, an investment company. Mr. Cramer received his Bachelor of Arts degree from Northwestern University and Master of Business Administration degree from the University of Washington and is a graduate of the Harvard Business School's Advanced Management Program. In 1988, he received an honorary Doctor of Laws degree from James Madison University. Mr. Cramer is a member of the University of Washington Foundation and is Past Chairman of the Advisory Board of the University of Washington School of Business Administration. He is the past President and Trustee Emeritus of the Darden School Foundation of the University of Virginia. Mr. Cramer is a member of the Boards of Directors of Northwestern Trust Company, Immunex Corporation, Unilab Corporation, The Commerce Bank of Washington, N.A., Landec Corporation and ATL Ultrasound, Inc. Mr. Cramer served as a director of APBI from 1995 until his appointment to the Board of Directors of the Company in September 1996.


         THOMAS D'ALONZO is President and Chief Operating Officer of the Company and of its contract research organization subsidiary, PPD Pharmaco, Inc. Mr. D'Alonzo served as General Counsel of Adria Laboratories, a pharmaceutical company, from 1977 to 1983 and was employed from 1983 to 1993 in various capacities, including as President, by Glaxo Inc., a subsidiary of Glaxo Holdings plc. Mr. D'Alonzo was President of GenVec, Inc., a gene therapy biotechnology company, from 1993 until his employment by the Company in October 1996. Mr. D'Alonzo is also a director of Amarillo Biosciences, Inc., a biotechnology company, and Goodmark Foods, Inc., a food products company.


INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The business of the Company is under the general management of the Board of Directors as provided by the laws of North Carolina and the Bylaws of the Company. During the year ended December 31, 1997, the Board of Directors held eight meetings, excluding actions that were taken by unanimous written consent. Each incumbent member of the Board during the time he served as a director of the Company attended at least 75% of the 1997 meetings of the Board of Directors and Board committees of which he was a member.


         The Board of Directors has established an Audit Committee and a Compensation Committee. The Board also has a Nominating Committee which was formed pursuant to the APBI Merger Agreement and has been continued by the Board. The Audit Committee currently consists of Mr. Frank, Chairman, Dr. Mario, Mr. McNeill and Mr. Loy. The Audit Committee held two meetings in 1997, excluding actions that were taken by unanimous consent. The Audit Committee is responsible for recommending to the Board of Directors the engagement of the independent auditors of the Company and reviewing with the independent auditors the scope and results of the audits, the internal accounting controls of the Company, audit practices and the professional services furnished by the internal auditors. The Compensation Committee currently consists of Dr. Mario, Chairman, Dr. Bondurant, Mr. McNeill and Mr. Cramer. The Compensation Committee held four meetings in 1997, excluding actions that were taken by unanimous consent. The Compensation Committee is responsible for reviewing and approving all compensation arrangements for the officers of the Company and for administering the Company's Equity Compensation Plan and Stock Option Plan for Non-Employee Directors.

         Dr. Eshelman, Chairman, Dr. Mario and Mr. Frank are the members of the Nominating Committee. The Nominating Committee did not hold any meetings in 1997. The Nominating Committee has not established any procedures for shareholder submission to the Nominating Committee of nominees for election to the Board of Directors. However, the Bylaws of the Company permit any shareholder of record entitled to vote generally in elections of directors to nominate one or more persons for election as directors at a meeting of shareholders if written notice of the shareholder's intent to make such nomination or nominations has been given by personal delivery or by certified mail, postage prepaid, to the Secretary of the Company (a) with respect to an election to be held at the Annual Meeting of Shareholders, not more than 90 days nor less than 50 days in advance of the meeting, and (b) with respect to an election to be held at a special meeting of shareholders called for the purpose of the election of directors, not later than the close of business on the tenth business day following the date on which notice of the meeting is first given to shareholders. Such notice must set forth the following: (i) the name and address, as they appear on the Company's books, of the shareholder who intends to make the nomination and the name and residence address of the person or persons to be nominated; (ii) the class and number of shares of the Company which are beneficially owned by the shareholder; (iii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors, or as would otherwise be required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (vi) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Company if elected. No shareholder has properly nominated anyone for election as a director at the Meeting.


VOTE REQUIRED

         The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them at the Meeting shall be elected as directors of the Company.

                                OTHER INFORMATION


PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the ownership of shares of the Company's Common Stock as of February 28, 1998, by
(i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) each of the Company's executive officers named in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) all directors and current executive officers of the Company as a group. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock indicated.



                                                               Shares
                                                            Beneficially                           Percentage
                Name                                          Owned (1)                               Owned
                ----                                          ---------                               -----
Fredric N. Eshelman(2)                                           3,095,878                            13.4%
John A. McNeill, Jr. (3)                                         1,501,939                             6.5%
Ernest Mario(4)                                                    633,213                             2.8%
Stuart Bondurant (5)                                                10,000                             *
Kirby L. Cramer  (6)                                                33,404                             *
Frederick Frank  (7)                                                11,817                             *
Frank E. Loy (7)                                                    13,641                             *
Thomas D'Alonzo (8)                                                 31,369                             *
Rudy C. Howard (9)                                                  55,300                             *
Fred B. Davenport, Jr. (10)                                         56,000                             *
Joseph H. Highland (11)                                            168,992                             *
Ronald B. McNeill(12)                                            1,413,144                             6.1%
Merrill Lynch & Co., Inc. (13)                                   2,767,600                            12.0%
State of Wisconsin Investment Board (14)                         2,122,620                             9.2%
All directors and current executive
officers as a group (11 persons)(15)                             5,611,553                            24.2%

----------
* Less than one percent.

   (1) As of February 28, 1998, the Company had 23,024,417 shares of Common Stock outstanding. Share ownership in each case includes shares issuable upon exercise of outstanding options that may be exercised within 60 days after February 28, 1998 for purposes of computing the percentage of Common Stock owned by such person but not for purposes of computing the percentage owned by any other person.
   (2) The address of Dr. Eshelman is 6814 Towles Road, Wilmington, North Carolina 28409.
   (3) Includes 37,035 shares of Common Stock held in trust for Mr. McNeill's three children, all of whom reside with Mr. McNeill. Also includes 4,000 shares of Common Stock issuable pursuant to options. The address of Mr. McNeill is 304 East Oliver Street, Whiteville, North Carolina 28472.
   (4) Includes 292,500 shares of Common Stock held in a family partnership; 2,867 shares of Common Stock held in trust for Dr. Mario's granddaughter for which Mildred Mario, Dr. Mario's wife, is the trustee; 1,400 shares of Common Stock held in trust for Dr. Mario's grandson for which Mrs. Mario is the trustee; 3,750 shares of Common Stock held in trust for Mrs. Mario; 3,750 shares of Common Stock held in trust for Dr.
         Mario; and 4,000 shares of Common Stock issuable pursuant to options.
   (5)   Includes 9,000 shares of Common Stock issuable pursuant to options.
   (6) Includes 5,675 shares of Common Stock held through an individual retirement account for the benefit of Mr. Cramer and 11,431 shares of Common Stock issuable pursuant to options.
   (7)   Includes 11,431 shares of Common Stock issuable pursuant to options.
   (8) Includes 25,000 shares of Common Stock issuable pursuant to options and 1,500 shares of Common Stock held by Mr. D'Alonzo's wife.
   (9) Includes 4,100 shares of Common Stock held through an individual retirement account for the benefit of Mr. Howard and 50,000 shares of Common Stock issuable pursuant to options.
   (10) Includes 1,000 shares of Common Stock held through an individual retirement account for the benefit of Mr. Davenport and 55,000 shares of Common Stock issuable pursuant to options.

   (11) Includes 39,526 shares of Common Stock held by the Highland-Mills Foundation, of which Dr. Highland is an officer and trustee, and 29,228 shares of Common Stock issuable pursuant to options.
   (12) Includes 10,000 shares of Common Stock held in trust for Mr. McNeill's daughter, who resides with Mr. McNeill. The address of Mr. McNeill is 248 Chimney Lane, Wilmington, North Carolina 28409.
   (13) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 9, 1998. The address of Merrill Lynch & Co., Inc. is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281-1334.
   (14) Based on information contained in Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on January 22, 1998. The address of the State of Wisconsin Investment Board is P.
         O. Box 7842, Madison, Wisconsin  53707.
   (15) Includes all shares referenced in the table above except those owned by Ronald B. McNeill, Merrill Lynch & Co., Inc. and the State of Wisconsin Investment Board.

DIRECTOR COMPENSATION

         Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Non-employee directors receive an annual retainer of $15,000 payable in quarterly installments after each regularly scheduled meeting of directors. Each non-employee director also receives $1,000 for each meeting of the Board of Directors attended in person and $1,000 for attendance of the Annual Meeting of Shareholders. In addition, each non-employee director receives $750 for each committee meeting attended, and the chairman of each committee receives $1,000 for attendance of each meeting. In the discretion of the Chairman of the Board of Directors, each non-employee director receives $500 for each meeting of the Board of Directors and each committee meeting participated in telephonically. In addition, under the Company's 1995 Stock Option Plan for Non-Employee Directors each non-employee director is automatically granted options to purchase 4,000 shares of Common Stock of the Company on the date the non-employee director is first elected to the Board of Directors and on each date the non-employee director is re-elected to the Board.

         In December 1997, the Board of Directors granted to Ernest Mario, the Company's non-executive Chairman, options to purchase 25,000 shares of Common Stock of the Company in recognition of his significant contributions to the Company in 1997 and for the efforts that will be required of him in 1998. The grant price of the options is $13.4375 per share, the closing price of the Company's Common Stock on the grant date of the options, and the options vest in three equal annual installments commencing on the first anniversary of the grant date.


EXECUTIVE COMPENSATION


         Summary Compensation.
         ---------------------

         The following table sets forth total compensation paid by the Company or its subsidiaries to the Named Executive Officers for or with respect to their services in all capacities during the years ended December 31, 1997, 1996 and 1995. The Named Executive Officers include the Company's Chief Executive Officer and the four current executive officers (other than the Chief Executive Officer) who were paid more than $100,000 in 1997.

                           SUMMARY COMPENSATION TABLE




                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                                             ------------
                                                             ANNUAL COMPENSATION                AWARDS
                                                    -------------------------------------    ------------
                                                                             OTHER ANNUAL     SECURITIES       ALL OTHER
                                                                  BONUS      COMPENSATION     UNDERLYING      COMPENSATION
 NAME AND PRINCIPAL POSITION                 YEAR   SALARY($)    ($)(1)           ($)         OPTIONS(#)          ($)
 ---------------------------                 ----   ---------   ---------   ------------      ----------      ------------
Fredric N. Eshelman (2)                      1997   $423,750    $  63,563   $      --           50,000        $       6,316
    Vice Chairman and                        1996    395,003       58,751          --             --              2,603,536
   Chief Executive Officer                   1995    376,768      211,540          --             --                355,439

Thomas D'Alonzo (3)                          1997   $225,000    $ $33,750          --           25,000        $       7,054
   President and                             1996     35,914        --             --           75,000               --
    Chief Operating Officer                  1995      --           --             --             --                 --

Rudy C. Howard (4)                           1997   $179,167    $  27,178   $      --           10,000        $       7,394
    Chief Financial Officer,                 1996    160,003       74,751   $      --           60,000                5,000
   Vice President Finance                    1995     39,898        --             --             --                   --
   and Treasurer

Fred B. Davenport, Jr. (5)                   1997   $200,000    $  30,000   $      --           15,000        $       5,968
     General Counsel and                     1996     13,646        --             --           55,000                 --
    Vice President Legal                     1995      --           --             --             --                   --

Joseph H. Highland (6)                       1997   $229,103     $  7,000   $      --            7,000        $      37,845
   Chief Executive Officer of APBI           1996    223,630       44,500          --            4,054              228,652
   Environmental Sciences Group, Inc.        1995    222,025      110,000          --            4,054               23,701
   ("ENVIRON")

--------------------
   (1) All bonuses were paid in the calendar year following the year in which they were earned as set forth in the Summary Compensation Table, except for $50,000 of Mr. Howard's 1996 bonus, which was paid in 1996.
   (2) Options to acquire 50,000 shares of Common Stock were awarded on December 18, 1997. Other compensation received by Dr. Eshelman in 1997 consists of $1,566 representing the taxable benefit to Dr. Eshelman of premiums paid for group term life insurance on his behalf and $4,750 representing 401(k) plan matching contributions. Other compensation received by Dr. Eshelman in 1996 includes premiums with respect to life insurance paid by the Company of $1,053, 401(k) plan matching contributions of $4,750 and an S Corporation dividend distribution of $2,597,733 representing (a) an amount sufficient to pay income taxes on 1995 earnings of the Company that were treated as having been earned by the individual as a shareholder, including income required to be recognized by the individual arising from the Company's adoption of the accrual method of accounting for tax purposes effective January 1, 1995, and (b) the individual's share, based on his ownership interest in the Company during the period for which the distribution was made, of substantially all of the Company's previously earned and undistributed taxable Subchapter S income through September 30, 1995. Other compensation received by Dr. Eshelman in 1995 includes premiums with respect to life insurance paid by the Company of $31,716, 401(k) plan matching contributions of $7,249 and an S Corporation dividend distribution of $316, 474 sufficient to pay income taxes on the earnings of the Company that were treated as having been earned by the individual as a shareholder.
   (3) Mr. D'Alonzo became President and Chief Operating Officer of the Company on October 21, 1996. Options to acquire 75,000 shares of Common Stock were awarded to him on October 4, 1996 and options to acquire 25,000 shares of Common Stock were awarded on December 18, 1997. Other compensation received by Mr. D'Alonzo in 1997 consists of $2,304 representing the taxable benefit to Mr. D'Alonzo of premiums paid for group term life insurance on his behalf and $4,750 representing 401(k) plan matching contributions.
   (4) Mr. Howard became the Chief Financial Officer of the Company on October 1, 1995. Options to acquire 45,000 shares of Common Stock were awarded to him on January 24, 1996, options to acquire 15,000 shares of Common Stock were awarded to him on September 26, 1996 and options to acquire 10,000 shares of Common Stock were awarded to him on December 18, 1997. Other compensation received by Mr. Howard in 1997 consists of $622 representing the taxable benefit to Mr. Howard of premiums paid for group term life insurance on his behalf, $4,750 representing 401(k) plan matching contributions and $2,022 representing compensation for forfeited paid time off. Other compensation received by Mr. Howard in 1996 represents reimbursement for relocation expenses.
   (5) Mr. Davenport became General Counsel of the Company on December 1, 1996. Options to acquire 55,000 shares of Common Stock were awarded to him on September 26, 1996 and options to acquire 15,000 shares of Common Stock were awarded on December 18, 1997. Other compensation received by Mr. Davenport in 1997 consists of $1,218 representing the taxable benefit to Mr. Davenport of premiums paid for group term life insurance on his behalf and $4,750 representing 401(k) matching contributions.

   (6) Dr. Highland was awarded options to acquire 10,000 shares of common stock of APBI on August 15, 1995, which were converted into options to acquire 4,054 shares of Common Stock of the Company after APBI became a wholly owned subsidiary of the Company pursuant to the APBI Merger Agreement. Dr. Highland was awarded options to acquire an additional 4,054 shares of Common Stock on September 26, 1996 and options to acquire 7,000 shares of Common Stock on December 18, 1997. Other compensation received by Dr. Highland in 1997 consists of $15,169 paid to Dr. Highland under the ENVIRON Deferred Compensation Plan, $3,755 representing the taxable benefit to Dr. Highland of premiums paid for group term life insurance on his behalf, $4,500 representing 401(k) plan matching contributions and $14,421 representing contributions to the APBI Environmental Sciences Group, Inc. Pension Plan, a money purchase plan, on behalf of Dr. Highland. Other compensation received by Dr. Highland in 1996 includes $185,000 paid to him for using his best efforts to promote APBI's merger with the Company to ENVIRON employees, to foster morale among ENVIRON employees and to assist the Company in developing a business plan for ENVIRON following the merger. Other compensation received in 1996 also includes $14,310 paid to Dr. Highland under the ENVIRON Deferred Compensation Plan, $2,288 representing the taxable benefit to Dr. Highland of premiums paid for group term life insurance on his behalf, $8,133 representing the taxable benefit to Dr. Highland of amounts paid for wrap-around medical insurance coverage on his behalf, $4,500 representing 401(k) plan matching contributions and $14,421 representing contributions to the APBI Environmental Sciences Group, Inc. Pension Plan on behalf of Dr. Highland. Other compensation received in 1995 includes $2,039 representing the taxable benefit to Dr. Highland of premiums paid for group term life insurance on his behalf, $2,805 representing the taxable benefit to Dr. Highland of amounts paid for wrap-around medical insurance coverage on his behalf, $4,500 representing 401(k) plan matching contributions and $14,357 representing contributions to the APBI Environmental Sciences Group, Inc.
         Pension Plan on behalf of Dr. Highland.



         Option Grants In Last Fiscal Year.
         ----------------------------------

         The following table sets forth certain information concerning the grant of stock options during the fiscal year ended December 31, 1997 to the Named Executive Officers. All such options were granted under the Company's Equity Compensation Plan (the "Equity Plan").




                                                                                       POTENTIAL REALIZABLE VALUE AT
                                                                                          ANNUALIZED ANNUAL RATES
                                                                                        OF STOCK PRICE APPRECIATION
                                                INDIVIDUAL GRANTS(1)                        FOR OPTION TERM (2)
                            ----------------------------------------------------------  ----------------------------
                             NUMBER OF      PERCENT OF
                            SECURITIES     TOTAL OPTIONS
                            UNDERLYING      GRANTED TO
                              OPTIONS      EMPLOYEES IN     EXERCISE OR
                              GRANTED       FISCAL YEAR      BASE PRICE    EXPIRATION
NAME                            (#)             (3)           ($/SH)          DATE          5% ($)        10%($)
----                        -----------   -------------    ------------   -----------   ------------   ------------
Fredric N. Eshelman (4)       50,000             12.43%       $13.4375     12/17/07      $422,625       $1,070,625
Thomas D'Alonzo (4)           25,000              6.22         13.4375     12/17/07       211,313          535,313
Rudy C. Howard (4)            10,000              2.49         13.4375     12/17/07        84,525          214,125
Fred B. Davenport, Jr. (4)    15,000              3.73         13.4375     12/17/07       126,788          321,188
Joseph H. Highland(4)          7,000              1.24         13.4375     12/17/07        59,168          149,888

----------
   (1) The Equity Plan is administered by the Compensation Committee of the Board of Directors. The exercise price per share of options granted under the Equity Plan equals the fair market value per share of the Company's Common Stock on the date of grant, and the options are exercisable over a term of ten years from the date of grant. All options in the table are non-qualified stock options, and expire three months after termination of employment unless employment is terminated because of death or disability, in which case the options may be exercised until one year after death or disability.
   (2) Potential realizable value of each grant is calculated assuming that the market price of the underlying security appreciates at annualized rates of 5% and 10%, respectively, over the 10-year term of the option. The assumed annual rates of appreciation of 5% and 10% would result in the price of the Common Stock increasing to $21.89 and $34.85 per share, respectively, for the options expiring December 17, 2007. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.
   (3) The Company granted options to acquire 402,116 shares of Common Stock during the year ended December 31, 1997, including 20,716 options issued in the form of substitute options for stock options awards made in 1997 by Belmont Research, Inc. ("Belmont") under the Belmont Research, Inc. 1992 Stock Option Plan (the "Belmont Plan"). Belmont was acquired by the Company in March 1997. Options to acquire Belmont common stock under the Belmont Plan awarded prior to 1997 and converted into options to acquire Common Stock of the Company under the Equity Plan are not included in the total number of options granted during the year ended December 31, 1997.
   (4) The options were granted on December 18, 1997 and expire on December 17, 2007, unless employment is terminated earlier. Shares subject to the options granted vest ratably over the three-year period commencing on the date of the grant, with vesting occurring on the anniversary dates of the grant.

         Option Exercises and Holdings.
         ------------------------------

         None of the Named Executive Officers of the Company exercised stock options during the year ended December 31, 1997. The following table sets forth information as of December 31, 1997, regarding the number and value of options held by each of the Named Executive Officers.

                       AGGREGATED OPTION/SAR EXERCISES IN

             LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES



                                        NUMBER OF SECURITIES
                                       UNDERLYING UNEXERCISED                         VALUE OF UNEXERCISED
                                       OPTIONS/SARS AT FISCAL                       IN-THE-MONEY OPTIONS/SARS
                                            YEAR-END (#)                            AT FISCAL YEAR-END (1) ($)
                                    -----------------------------                 ----------------------------
NAME                                EXERCISABLE      UNEXERCISABLE                EXERCISABLE      UNEXERCISABLE
----                                -----------      -------------                -----------      -------------
Fredric N. Eshelman                     --              50,000                        --             96,875
Thomas D'Alonzo                       25,000            75,000                        --             48,438
Rudy C. Howard                        50,000            20,000                        --             19,375
Fred B. Davenport, Jr.                55,000            15,000                        --             29,063
Joseph H. Highland                    29,228            10,243                      22,953           13,563


   (1) The value of the options is based on the difference between the exercise price and $15.375, the closing price per share of the Company's Common Stock on the National Association of Securities Dealers' Automated Quotation National Market System on December 31, 1997.




         Employment and Severance Agreements.
         ------------------------------------

         Fredric N. Eshelman entered into a new Employment Agreement with the Company effective July 1, 1997, under which he continues to serve as Chief Executive Officer of the Company. The Employment Agreement expires on June 30, 1998, but it provides for automatic one-year renewals unless either party gives notice that the agreement will not be renewed. Under the Employment Agreement Dr. Eshelman's annual base salary remains at $425,000 for the first one-year term.


         Thomas D'Alonzo entered into an Employment Agreement with the Company on October 5, 1996 to serve as President and Chief Operating Officer of the Company. The Employment Agreement provides for automatic one-year renewals unless either party gives notice that the agreement will not be renewed, and the Employment Agreement was renewed for a second one-year term in August 1997. Mr. D'Alonzo's base salary for the renewal term remains at $225,000.

         Rudy C. Howard entered into a new Employment Agreement with the Company effective January 1, 1998, under which he continues to serve as Chief Financial Officer of the Company. The Employment Agreement expires on December 31, 1998, but it provides for automatic one-year renewals unless either party gives notice that the agreement will not be renewed. Mr. Howard's annual base salary during the first one-year term of the Employment Agreement is $200,000.

         Fred B. Davenport, Jr. entered into an Employment Agreement with the Company on September 26, 1996 to serve as General Counsel of the Company. The Employment Agreement provides for automatic one-year renewals unless either party gives notice that the agreement will not be renewed. The Employment Agreement was renewed for a second one-year term in September 1997, and Mr. Davenport's base salary for the renewal term remains at $200,000.

         Each of the Named Executive Officers of the Company, including Joseph
H. Highland, entered into a Severance Agreement with the Company on February 2, 1998. Each Severance Agreement provides that in the event of the termination of the Named Executive Officer's employment within one year after a change of control of the Company, including required relocation to retain his employment which he declines, the Named Executive

Officer shall be paid upon such termination an amount equal to his annual W-2 compensation for the prior 12 months in the case of Dr. Eshelman, Mr. D'Alonzo and Dr. Highland, and twice his annual W-2 compensation for the prior 12 months in the case of Mr. Howard and Mr. Davenport. In addition, all outstanding unvested stock options granted at least six months prior to the Named Executive Officer's termination of employment will vest upon his termination of employment. The additional compensation amounts to be paid to Mr. Howard and Mr. Davenport in the event of their termination of employment after a change in control of the Company reflect similar preexisting compensation arrangements which they had with the Company in the event of their termination of employment upon a change in control of the Company, which arrangements were terminated when they entered into new Severance Agreements with the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Company's Compensation Committee is composed of Ernest Mario, Stuart Bondurant, Kirby L. Cramer and John A. McNeill, Jr., all of whom are outside directors.


         Executive Pay Policy.
         ---------------------

         The Compensation Committee believes that the Company should have a compensation system that is performance-oriented and designed to achieve long-term shareholder returns. To better enable the Company to achieve these objectives, the Committee recommended that the Company retain a consulting firm to review the Company's executive compensation practices and recommend changes, if appropriate, to the Company's executive compensation system.

         In June 1997, the Company retained Frederic W. Cook & Co., Inc. ("Cook") to conduct a study of the competitiveness of the Company's executive compensation practices and to recommend appropriate changes to short-term and long-term executive incentive plans that will better enable to the Company to achieve its stated objectives. Cook selected a group of survey companies, which included other contract research organizations, and studied current cash bonus and stock award practices of the Company in order to evaluate the competitiveness of the Company's executive compensation system. Cook representatives also conferred with members of the Compensation Committee and with certain executive officers of the Company in the course of the study to solicit concerns and recommendations.

         Cook issued its findings and recommendations to the Compensation Committee in September 1997. In brief, the Cook report found that executive salaries paid by the Company generally were competitive, but that annual cash bonus targets were low. Cook also reviewed and recommended changes in the Company's proposed guidelines for initial grants of stock options to new executives and for annual grants of stock options to current executives. The Compensation Committee was pleased to learn that base salaries for executives were generally in line with the survey companies selected by Cook for comparison, and the Committee, based in part on the Cook recommendations, has approved changes in other short-term and long-term incentive programs of the Company which the Committee believes will attract and retain executives and will better enable the Committee to achieve its stated objective of establishing a compensation system that is performance-oriented and is intended to achieve long-term shareholder returns.


         Specific Compensation Programs.
         -------------------------------

         The Company's compensation policy for its executive officers, both before and after the Cook study, includes a mix of base salary, annual cash bonus awards and long-term incentive compensation in the form of stock options.

         BASE SALARY. The Committee reviews base salaries of the executive officers annually. In its most recent annual reviews of the Named Executive Officers, the Committee maintained the current salaries of four of the Named Executive Officers (Dr. Eshelman, Mr. D'Alonzo, Mr. Davenport and Dr. Highland) and increased Mr. Howard's base salary by $20,000 (11.1%). The Company prefers to enter into employment agreements with its executives, and the Committee has established a general policy that executive employment agreements will be for one-year terms, with a provision for successive one-year renewal terms unless either party gives notice to the other that the employment agreement will not be renewed. Exceptions are made to this policy when the Company acquires another company or business and desires to insure a longer employment period initially for certain key employees of the acquired company. The agreements entered into by the Company with Mr. D'Alonzo and Mr. Davenport in October 1996 and September 1996, respectively, follow the Committee's policy for executive employment agreements, and the new employment agreements entered into by the Company with Dr. Eshelman and Mr. Howard in June 1997 and January 1998, respectively, also adhere to the Committee's policy for executive employment agreements. The Compensation Committee continues to believe that a one-year employment term with annual performance reviews will encourage better performance by its executives. Upon Cook's recommendation, the Committee also approved Severance Agreements for certain executives including the Named Executive Officers. The Severance Agreements provide for payment of compensation and continuation of certain benefits for a limited time and for vesting of certain unvested stock options in the event of the executive's termination of employment within one year after a change of control of the Company. The Compensation Committee believes that the provision of severance benefits to key executives whose employment is terminated after a change in control of the Company enables the Company to attract and retain executives.

         ANNUAL BONUS AWARDS. All current employment agreements with executive officers provide for payment of cash bonus awards in the discretion of the Compensation Committee. Bonuses earned in 1997 and paid to Dr. Eshelman, Mr. D'Alonzo, Mr. Davenport and Mr. Howard were made pursuant to the 1997 PPD Pharmaco, Inc. Employee Bonus Plan. Dr. Highland's bonus was determined and paid under the ENVIRON Employee Bonus Plan.

         In 1997 the Compensation Committee approved new bonus plans for both its life sciences and environmental consulting divisions which reflect some of the Cook study recommendations. The ENVIRON Employee Bonus Plan replaced the ENVIRON Economic Value Added ("EVA") bonus program. The EVA bonus program was based on the improvement overall in EVA for ENVIRON for the fiscal year. EVA was measured by the difference between (i) net operating income, defined as operating income adjusted to eliminate the impact of certain accounting charges such as goodwill amortization, and (ii) a capital charge, defined as capital employed times the weighted average cost of capital. Under the new ENVIRON Employee Bonus Plan effective January 1, 1997, the ENVIRON bonus pool is determined as a percentage of pre-bonus operating profit, and Dr. Highland has a target bonus under the plan equal to 50% of base salary. Under the new PPD Pharmaco, Inc. Employee Incentive Compensation Plan effective January 1, 1998, target bonuses for executives who participate in the plan have been increased from 20% to 30% of base salary. The Committee is hopeful that the potential for larger cash bonuses under the two new bonus plans will further incentivize the Company's executives, as well as other employees of the Company.

         STOCK OPTION AWARDS. The Compensation Committee, with the assistance of Cook, developed comprehensive new guidelines for initial grants of nonqualified stock options to new executives and annual grants of nonqualified stock options to current executives. Generally, the initial and annual awards of stock options are based upon the position held by an executive and the size of the stock option awards generally are tied to the Company's overall performance. The Committee in its discretion may also issue stock option grants in lieu of increases in base salary or cash bonus awards to incentivize executives. The Committee believes that this is approach is consistent with its stated objective of establishing a performance-based executive compensation system since the value of the executive's stock options generally will be related to the Company's overall performance. The Committee utilized this approach in its most recent annual reviews of its executive officers.


         Chief Executive Officer Compensation.
         -------------------------------------

         Dr. Eshelman's current base salary of $425,000 was established effective January 1, 1997 and was not increased when he signed a new employment agreement with the Company in June 1997. Dr. Eshelman also earned a bonus of $63,563 under the 1997 PPD Pharmaco, Inc. Employee Bonus Plan, which was paid in March 1998. In prior years, Dr. Eshelman has requested that he not be considered for any award of stock options because he already owned a significant number of shares of the Company's Common Stock. The Compensation Committee concluded in 1997, however, as stated in its 1997 report to the shareholders, that Dr. Eshelman, as the Chief Executive Officer of the Company, should participate in any stock option or similar incentive program established by the Committee for its executive officers. The new guidelines for grants of stock options recently adopted by the Committee provide for participation by the Chief Executive Officer, and the Board approved in December 1997 an initial grant of 50,000 nonqualified stock options to Dr. Eshelman.


         Deductibility of Executive Compensation.
         ----------------------------------------

         Internal Revenue Code Section 162(m) enacted in 1993 limits to $1 million per executive officer the federal income tax deduction for compensation paid to executive officers named in the Summary Compensation Table unless certain requirements are satisfied. The Company has not paid or otherwise awarded any compensation that is not deductible under Section 162(m).

         Submitted by: THE COMPENSATION COMMITTEE

                       Ernest Mario, Ph.D., Chairman
                       Stuart Bondurant, M.D.
                       Kirby L. Cramer
                       John A. McNeill, Jr.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are Dr. Mario, Dr. Bondurant, Mr. Cramer and Mr. McNeill. None of such persons was at any time during the fiscal year ended December 31, 1997 an officer or employee of the Company. Mr. McNeill served as the Company's President from 1989 until 1993. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Company's Common Stock from January 24, 1996, the effective date of the Company's initial public offering, through December 31, 1997, with the cumulative total return for the same period on the NASDAQ Stock Market (U.S.) Index and the NASDAQ Health Services Index. The graph assumes that at the beginning of the period indicated, $100 was invested in the Company's Common Stock and the stock of the companies comprising the NASDAQ Stock Market (U.S.) Index and the NASDAQ Health Services Index and that all dividends were reinvested.


(The Performance Graph appears here. The plot points are listed in the table below.)

           Comparison of Cumulative Total Return Among Pharmaceutical
                           Product Development, Inc.
          and the NASDAQ U.S. Stock and NASDAQ Health Services Indices

CRSP Total Returns Index for:                  1/24/96   6/28/96   12/31/96  6/30/97   12/31/97
-----------------------------                  -------   -------   --------  -------   --------
Pharmaceutical Product Development, Inc.       100.00    131.373    99.02     86.275    60.294
NASDAQ U.S. Stock Index                        100.00    114.351   124.236   139.041   152.455
NASDAQ Health Services Index                   100.00    112.183    98.825   102.995   100.729

Assumes $100 invested in the common stock of Pharmaceutical Product Development, Inc. and comparison groups on 1/24/96. Assumes reinvestment of dividends in calculation of indices.


DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Shareholders having proposals that they desire to present at next year's annual meeting of shareholders of the Company should, if they desire that such proposals be included in the Company's Proxy Statement relating to such meeting, submit such proposals in time to be received by the Company at its principal executive office in Wilmington, North Carolina, not later than December 10, 1998. To be included, all such submissions must comply with the requirements of the Company's Bylaws and Rule 14a-8 promulgated under the Securities Exchange Act, and the Board of Directors directs the close attention of interested shareholders thereto. Proposals may be mailed to Fred B. Davenport, Jr., Secretary, Pharmaceutical Product Development, Inc., 3151 Seventeenth Street Extension, Wilmington, North Carolina 28412.

CERTAIN TRANSACTIONS

         Fredric N. Eshelman, the Chief Executive Officer of the Company, owns 50% of the capital stock of E.M. Associates, Inc. ("Associates"). John A. McNeill, Jr., a director of the Company, and Ronald A. McNeill, a greater than 5% shareholder of the Company, each own 25% of Associates. John A. McNeill, Jr. and Ronald A. McNeill are brothers. Associates operates a clinical investigation review board which, in compliance with FDA regulations, evaluates research activities involving human subjects to ensure the protection of such subjects. In 1997, the Company incurred expenses to Associates for certain investigation review board services rendered by Associates of approximately $37,200.



SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and such shareholders are required by regulations under the Securities Exchange Act to furnish the Company with copies of all forms they file under Section 16(a).

         Based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal year ended December 31, 1997, all of its officers, directors and such shareholders complied with all Section 16(a) filing requirements.


                                  OTHER MATTERS

         The Board of Directors knows of no other business to be brought before the Meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.


         The Board of Directors of the Company has appointed the firm of Coopers & Lybrand L.L.P., Raleigh, North Carolina ("Coopers"), to serve as the independent auditors of the Company for the fiscal year ended December 31, 1998. Coopers has audited the accounts of the Company since 1994 and has advised the Company that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity other than that of serving as independent auditors. Representatives of Coopers are expected to attend the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.


MISCELLANEOUS

         COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., 3151 SEVENTEENTH STREET EXTENSION, WILMINGTON, NORTH CAROLINA 28412, ATTENTION: FRED B. DAVENPORT, JR., SECRETARY.


                                             By Order of the Board of Directors

                                             /s/ Fredric N. Eshelman, Pharm.D.

                                             Fredric N. Eshelman, Pharm.D.
                                             Chief Executive Officer

*******************************************************************************
                                    APPENDIX


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

                        3151 SEVENTEENTH STREET EXTENSION
                        WILMINGTON, NORTH CAROLINA 28412
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 13, 1998

     The undersigned hereby appoints Fredric N. Eshelman and Rudy C. Howard, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Pharmaceutical Product Development, Inc., a North Carolina corporation (the "Company"), held of record by the undersigned on March 30, 1998, at the Annual Meeting of Shareholders to be held at the principal executive offices of the Company located at 3151 Seventeenth Street Extension, Wilmington, North Carolina at 10:00 a.m. on May 13, 1998, or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying Proxy Statement.

     (1)  Election of Directors:
          FOR ALL NOMINEES LISTED BELOW       WITHOUT AUTHORITY TO VOTE FOR ALL
          (except as marked                   NOMINEES LISTED BELOW
           to the contrary below)
          INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.
            Ernest Mario, Ph.D.             Stuart Bondurant     Frank E. Loy
            Fredric N. Eshelman, Pharm.D.   Frederick Frank      Thomas D'Alonzo
            John A. McNeill, Jr.

     (2) In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.
                  GRANT AUTHORITY                          WITHHOLD AUTHORITY

                            (CONTINUED ON OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT'S NOMINEES FOR DIRECTOR LISTED ABOVE, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SHAREHOLDERS AT THE MEETING.



                                       -----------------------------------------
                                       Signature




                                       -----------------------------------------
                                       Signature, if held jointly

                                       Please date and sign exactly as name
                                       appears on your stock certificate. Joint owners should each sign personally. Trustees, custodians, executors and others signing in a representative capacity should indicate the capacity in which they sign.

                                       Date: _____________________________, 1998

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.